Exhibit 99.1

REGISTER.COM INVESTMENT COOPERATIE U.A. and Subsidiaries
Condensed Consolidated Balance Sheet
as of June 30, 2010 (Unaudited)
(in thousands of dollars)

Assets
Current Assets
Cash and Cash Equivalents	$7,233
Accounts Receivable	2,635
Prepaid Registry Expenses-current	14,771
Deferred Tax Asset, Net	16,175
Due from Affiliates	1,354
Other Current Assets	3,303
Total Current Assets	45,471

Fixed Assets, Net	4,373
Prepaid Registry Expenses-noncurrent	13,098
Other Investments	1,471
Goodwill and Other Intangibles, Net	72,283
Other Assets	1,221
Total Assets	$137,917

Liabilities and Member's Deficit
Current Liabilities
Accounts Payable and Accrued Expenses	$8,685
Deferred Revenue, net-current	48,226
Term Loans Payable-Current Portion	6,000
Deferred Tax Liability, Net	9,615
Other Current Liabilites	(1,557)
Total Current Liabilities	70,969

Long Term Liabilities
Term Loans Payable-net of current portion	99,209
Government Loans	641
Deferred Revenue-noncurrent	41,082
Total Long Term Liabilities	140,932
Total Liabilities	211,901

Commitments and Contingencies
Member's Deficit
Common Stock	-
Additional Paid-In Capital	39,394
Dividends	(99,569)
Officer Loan	(700)
Accumulated Other Comprehensive Income	(286)
Retained Earnings/Accumulated Deficit	(15,326)
Period Net Income	2,503
Total Member's Deficit	(73,984)
Total Liabilites and Member's Deficit	$137,917

1

REGISTER.COM INVESTMENT COOPERATIE U.A. and Subsidiaries
Consolidated Condensed Statements of Income (Unaudited)
For the Six Months Ended June 30, 2010 and 2009
(in thousands of dollars)

	2010	2009
Revenues
Net Revenues	$42,165	$43,386
Cost of Revenues	15,514	15,414
Gross Operating Profit	26,651	27,972
Operating Costs and Expenses
Sales and Marketing	10,687	9,774
Technology	3,668	4,037
General & Administrative	4,932	4,441
Amortization of Goodwill and Other Intangibles	1,611	1,611
Total Operating Costs and Expenses	20,898	19,863

Operating Income	5,753	8,109

Interest Expense	(2,703)	(2,998)
Other Income (Expense), Net	(337)	(631)
Income Before Taxes	2,713	4,480
Tax Provision	211	1,885

Net Income	$2,502	$2,595

2

REGISTER.COM INVESTMENT COOPERATIE U.A. and Subsidiaries
Consolidated Condensed Statements of Cash Flows (Unaudited)
For the Six Months Ended June 30, 2010 and 2009
(in thousands of dollars)

	2010	2009
Net cash provided by Operating activities	$3,951	$2,585

Cash flows from Investing activities:
Capital Expenditures	(832)	(747)
Net cash used in Investing activities	$(832)	$(747)

Cash flows from Financing activities:
Member's capital contribution	699	-
(Repayment)/proceeds of term loan from financial lenders	(3,000)	3,000
Repayments of term loan	-	(2,500)
Due from affiliate	-	337
Net cash provided by (used in) Financing activities	$(2,301)	$837

Effect of exchange rate changes	66	23

Net increase in cash & cash equivalents	$884	$2,698

Cash and cash equivalents - Beginning of year	$6,349	$5,399
Cash and cash equivalents - End of period	$7,233	$8,097

3

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

1.	Nature of Business and Organization

Register.com Investment Cooperatie U.A. and its wholly owned subsidiaries (the “Company”), including Register.com, Inc. (“Register.com”), provide internet domain name registration and other online services such as website creation tools, email, web hosting, domain name forwarding, monetization and advertising.  The Company is an ICANN-accredited registrar of domain names.  ICANN is an independent non-profit organization selected by the U.S. Department of Commerce to manage and oversee the domain name system.

2.	Summary of Significant Accounting Policies

The accompanying unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2010 and 2009 have been prepared on the same basis as the financial statements for the prior years ended December 31, 2009 and 2008 with no material changes to significant accounting policies.

These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s audited consolidated financial statements for the year ended December 31, 2009.

3.	Subsequent event

On July 30, 2010, the Company’s parent company, Register.com (Cayman) LP (“Register.com LP” or “the Sellers”) was acquired by Web.com Group, Inc.  The interests in the Company were purchased from (i) Register.com GP (Cayman) Ltd., an exempted company incorporated under the laws of the Cayman Islands, and (ii) the limited partners of Register.com LP.  The Sellers received approximately $130 million in cash and a note for $5 million.

4.	Commitments and Contingencies

In November 2001, the Company, its Chairman, President, Chief Executive Officer and former Vice President of Finance and Accounting Richard D. Forman and its former President and Chief Executive Officer Alan G. Breitman (the “Individual Defendants”) were named as defendants in class action complaints alleging violations of the federal securities laws in the United States District Court for the Southern District of New York.  A Consolidated Amended Complaint, which is now the operative complaint, was filed in the Southern District of New York on April 19, 2002.

The purported class action alleges violations of Sections 11 and 15 of the Securities Act of 1933 (the “1933 Act”) and Sections 10(b), Rule 10b-5 and 20(a) of the Securities Exchange Act of 1934 (the “1934 Act”) against the Company and Individual Defendants.  The essence of the complaint is that defendants issued and sold the Company’s common stock pursuant to the Registration Statement for the March 3, 2000 Initial Public Offering (“IPO”) without disclosing to investors that certain underwriters in the offering had solicited and received excessive and undisclosed commissions from certain investors.  The complaint also alleges that the Registration Statement for the IPO failed to disclose that the underwriters allocated Company shares in the IPO to customers in exchange for the customers’ promises to purchase additional shares in the aftermarket at pre-determined prices above the IPO price, thereby maintaining, distorting and/or inflating the market price for the shares in the aftermarket.  The action seeks damages in an unspecified amount.

4

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

The action is being coordinated with approximately three hundred other nearly identical actions filed against other companies.  On July 15, 2002, the Company moved to dismiss all claims against it and the Individual Defendants.  On October 9, 2002, the Court dismissed the Individual Defendants from the case without prejudice.  This dismissal disposed of the Section 15 and 20(a) control person claims without prejudice, since these claims were asserted only against the Individual Defendants.  On February 19, 2003 the Court denied the motion to dismiss the complaint against the Company.  On December 5, 2006, the Second Circuit vacated a decision by the district court granting class certification in six of the approximately 300 nearly identical actions that are part of the consolidated litigation, which are intended to serve as test, or “focus” cases.  The plaintiffs selected these six cases, which do not include the Company. On April 6, 2007, the Second Circuit denied the petition for rehearing filed by the plaintiffs, but noted that the plaintiffs could ask the District Court to certify more narrow classes than those that were rejected.

The parties in the approximately 300 coordinated cases, including the parties in the Company’s case, reached a settlement. It provides for releases of existing claims and claims that could have been asserted relating to the conduct alleged to be wrongful from the class of investors participating in the settlement.  The insurers for the issuer defendants in the coordinated cases will make the settlement payment on behalf of the issuers, including the Company.  On October 6, 2009, the Court granted final approval to the settlement.  Six notices of appeal and one petition seeking permission to appeal, from a group of objectors who also filed a notice of appeal, have been filed.  We intend to continue to defend the action vigorously if the settlement does not survive the appeal.

On January 20, 2010, Register.com was sued by Baidu, Inc. in the United States District Court for the Southern District of New York in a case captioned Baidu, Inc. v. Register.com, No. 10 Civ. 444 (DC).  The complaint – which concerns an alleged incident of a cyber-criminal obtaining unauthorized access to Baidu’s account with Register.com – alleges violations of the Lanham Act, breach of contract, gross negligence/recklessness, conversion, aiding and abetting conversion, aiding and abetting trespass, and breach of duty of bailment.  In sum, Baidu alleges that, due to the misconduct by an alleged cyber-criminal, Register.com is responsible for damages resulting from disruption of the operation of Baidu’s website.  Baidu alleges that it suffered millions of dollars of lost revenue due to this disruption its website, but no specific damages are alleged in the complaint.  The Company disputes the allegations in the complaint and intends to vigorously defend the lawsuit The Company filed a motion to dismiss on March 10, 2010.  If the Company is found liable, the Company is unable to estimate or predict the potential damages that might be awarded, whether such damages would be greater than the Company’s insurance coverage, to the extent covered, and whether such damages would have a material impact on the Company’s results of operations or financial condition in any future period.

In August 2009, Microsoft Corp. sent Register.com a letter alleging violations of the Anti-Cybersquatting Protection Act with respect to approximately 40 domains managed by Register.com.  The Company disputed the allegations but in May 2010, settled the potential claims with Microsoft.  The settlement did not have a material impact on the Company.

There are various other claims, lawsuits and pending actions against the Company incidental to the operations of its business.  Although the Company can provide no assurances, it is the opinion of management, after consultation with counsel, that the ultimate resolution of any such claims, lawsuits and pending actions to which the Company is subject will not be material to the Company and will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

5

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Potential Credit Card Penalties

Starting June 30, 2005, Visa instituted a penalty program in connection with its mandatory compliance program that requires merchants and others who store or transmit cardholder data to adhere to the Visa Cardholder Information Security Program (“CISP”).  Visa has aligned its CISP program with the various other card brand data protection programs to form the Payment Card Industry (“PCI”) Data Security Standards.  These standards are intended to ensure that cardholder data is appropriately protected at all points within the course of a transaction.  The Company has engaged the services of a third-party expert to review its cardholder data security standards and, based on this review and a self-audit the Company performed, determined that it is in compliance with these requirements as of December 31, 2009 and 2008.  If the Company falls out of compliance, it may be subject to certain penalties, including fines of $5000 to $100,000 per month for PCI compliance violations. Furthermore, even if the Company is in compliance with the standards but its systems nevertheless experience (i) a suspected or confirmed loss or theft of any Visa transaction information, and it fails to notify Visa, the Company would be subject to a penalty of $100,000 per incident and investigation and remediation costs or (ii) additionally the Company may be subject to fines, up to $500,000 per incident, if compromised and not compliant at the time of the incident and investigation and remediation costs.

Visa provides safe harbor protection from fines and non-compliance exposure in the event its merchant or service provider experiences a data compromise while the merchant is in full compliance with PCI DSS and the merchant can demonstrate that prior to compromise the merchant had compliance validation requirements.

As of August, 2009 MasterCard, American Express, and Discover along with Visa follow a standard requirement under the name PCI DSS version 1.2.1 (Payment Card Industry Data Security Standard) that aligns the various data security programs.  The Company is in compliance with PCI DSS version 1.2.1 as of June 30, 2010.

EU Value-Added Taxes

On July 1, 2003, EU member states were required to implement a directive requiring non-EU providers of electronically supplied services to private individuals and non-business organizations in the EU to impose value-added taxes (“VAT”) on such services.  This directive has now been implemented in all original EU member states and most of the newly admitted EU member states.  The Company understands that some EU member states have commenced their enforcement efforts in this area.  If it were determined that one or more of the Company’s products and services are subject to this directive, the Company would not be in compliance with this directive and, as a result, it may be subject to enforcement proceedings relating to claims for VAT dating back to July 1, 2003, plus interest and/or penalties, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company engaged the services of a third party to determine the value-added tax liability from services provided since July 1, 2003.  In August 2010 the Company paid approximately $87 thousand which brought it current and in compliance with the EU VAT initiative.

6

REGISTER.COM INVESTMENT
COOPERATIE U.A. AND SUBSIDIARIES

AUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

PAGE

Report of Independent Registered Public Accounting Firm - Register.com Investment Cooperatie U.A. and Subsidiaries for the years ended December 31, 2009 and 2008	1

Consolidated Balance Sheets	2

Consolidated Statements of Income	3

Consolidated Statement of Member’s Deficit and Comprehensive Income (Loss)	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6 - 22

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Member of
Register.com Investment Cooperatie U.A.

We have audited the accompanying consolidated balance sheets of Register.com Investment Cooperatie U.A. and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, member’s deficit and comprehensive income (loss), and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Register.com Investment Cooperatie U.A. and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Amper, Politziner & Mattia, LLP

March 9, 2010
New York, New York

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)

	December 31, 2008	December 31, 2009
Assets:
Current Assets:
Cash and cash equivalents	$$5,399	$6,349
Accounts receivable, less allowance of $29 and $14, respectively	2,723	1,782
Prepaid registry expenses – current	14,325	13,873
Deferred tax asset	5,361	6,092
Other current assets	2,778	3,400
Total Current Assets	30,586	31,496

Fixed assets, net	4,186	4,678
Prepaid registry expenses – noncurrent	12,386	12,641
Other investments	1,471	1,471
Due from affiliate	1,691	1,354
Deferred tax asset - noncurrent	-	468
Goodwill	63,284	63,284
Intangible assets, net	13,833	10,611
Deferred financing fees	2,124	1,267
Other assets	1,176	783
Total Assets	$130,737	$128,053

Liabilities and Member’s Deficit
Current Liabilities:
Term loan payable – current	$5,000	$6,000
Accounts payable and accrued liabilities	12,533	10,653
Deferred revenue – current	48,124	46,133
Total Current Liabilities	65,657	62,786

Long Term Liabilities:
Term loan payable - noncurrent	108,500	102,209
Deferred tax liability - noncurrent	1,150	-
Canadian government loan	409	641
Deferred revenue - noncurrent	39,328	39,676
Accrued compensation expense	254	-
Total Long-Term Liabilities	149,641	142,526
Total Liabilities	215,298	205,312

Commitments and contingencies

Member’s deficit	(83,861)	(76,559)
Officer’s loans	(700)	(700)
	(84,561)	(77,259)

Total Liabilities and Member’s Deficit	$130,737	$128,053

The accompanying notes are an integral part of these consolidated financial statements.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Consolidated Statements of Income
For the Years Ended December 31,
(in thousands)

	2008	2009
Net revenues	$85,874	$85,713
Cost of revenues	28,838	30,804
Gross profit	57,036	54,909
Operating costs and expenses
Sales and marketing	23,744	17,996
Technology	8,041	7,419
General and administrative	10,440	9,209
Amortization of intangible assets	3,635	3,223
Total Operating Expenses	45,860	37,847

Operating income	11,176	17,062
Interest expense	(8,814)	(5,843)
Deferred financing fees	(858)	(857)
Other income (expense), net	362	(381)
Income from operations before income tax provision	1,866	9,981
Income tax provision	1,806	3,980

NET INCOME	$60	$6,001

The accompanying notes are an integral part of these consolidated financial statements.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Consolidated Statement of Member’s Deficit and Comprehensive Income/(Loss)
For the Years Ended December 31, 2008 and 2009
(in thousands)

	Member’s Deficit	Comprehensive Income/(Loss)

Balance at January 1, 2008	$(83,812)

Net Income	60	$60

Member’s contribution to capital	360	-

Foreign currency translation	(469)	(469)

Comprehensive loss		$(409)

Balance at December 31, 2008	(83,861)

Net income	6,001	$6,001

Member’s contribution to capital	1,039	-

Foreign currency translation	262	262

Comprehensive Income		$6,263

Balance at December 31, 2009	$(76,559)

The accompanying notes are an integral part of these consolidated financial statements.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years Ended December 31,
(in thousands)

	2008	2009
Cash flows from operating activities:
Net income	$60	$6,001
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Loss on disposal of equipment	1	1
Loss on redemption of investment	23	-
Depreciation and amortization	5,106	5,179
Deferred financing fees	858	857
Forgiveness of Canadian government loan	-	(346)
Deferred income taxes	(4,497)	(2,348)
Changes in Current Assets and Liabilities:
Accounts receivable	41	941
Prepaid expenses	(4,293)	197
Deferred revenues	9,615	(1,644)
Other current assets	20	(621)
Other assets	(21)	140
Accounts payable and accrued liabilities	(1,565)	(2,368)
Net Cash Provided by Operating Activities	5,348	5,989
Cash Flows From Investing Activities:
Capital expenditures	(1,890)	(2,077)
Proceeds from redemption of investment	268	-
Net Cash Used in Investing Activities	(1,622)	(2,077)
Cash Flows From Financing Activities:
Proceeds of term loan from financial lenders	-	3,000
Principal payments on term loan	(4,500)	(8,291)
Redemption/Reduction of CD	-	253
Proceeds from Canadian government loan	470	513
Member’s capital contribution	360	1,039
Due from affiliate	(36)	337
Net Cash Used in Financing Activities	(3,706)	(3,149)
Effect of exchange rate changes	(529)	187
Net increase (decrease) in cash and cash equivalents	(509)	950
Cash and cash equivalents at beginning of year	5,908	5,399
Cash and cash equivalents at end of year	$5,399	$6,349
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$8,838	$5,982
Cash paid for income taxes	$5,032	$7,649

The accompanying notes are an integral part of these consolidated financial statements.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

1.	Nature of Business and Organization

Register.com Investment Cooperatie U.A. and its wholly owned subsidiaries, including Register.com, Inc. (the “Company”), provide internet domain name registration and other online services such as website creation tools, email, web hosting, domain name forwarding, monetization and advertising.  The Company is an ICANN-accredited registrar of domain names.  ICANN is an independent non-profit organization selected by the U.S. Department of Commerce to manage and oversee the domain name system.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Register.com Investment Cooperatie U.A. and its wholly owned subsidiaries.  Intercompany balances and transactions have been eliminated.

Cash Equivalents

The Company considers all highly liquid investments purchased with an initial contractual maturity of 90 days or less to be cash equivalents.  The Company maintains its cash balances in highly rated financial institutions. At times, such cash balances exceed the Federal Deposit Insurance Corporation limit.

Restricted Cash Balances

The Company has restricted cash balances of $1.9 million and $2.3 million as of December 31, 2009 and 2008, respectively, representing cash deposits which serve as security to support outstanding letters of credit.  Of the total $1.9 million at December 31, 2009, $1.1 million is included in other current assets and $.8 million is included in other assets.  Of the total $2.3 million at December 31, 2008, $1.2 million is included in other current assets and $1.1 million is included in other assets.

Fixed Assets

Capitalized software purchased or developed for internal use is classified within fixed assets pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350-40.  Depreciation and amortization is calculated using the straight-line method.  Estimated useful lives are as follows: capitalized computer software — three years; equipment, furniture and fixtures — three to five years; leasehold improvements — shorter of the estimated useful life of each improvement or the remaining lease term.  Costs of additions and improvements are capitalized, and repairs and maintenance costs are charged to operations as incurred.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

Revenue Recognition

The Company's revenues are primarily derived from domain name registration fees, other products and services, monetization and advertising.

Domain Name Registration Fees

Registration fees charged to end-users for registration services are recognized on a straight-line basis over the registration term using a mid-month revenue recognition convention which does not materially differ from the use of a daily recognition method.  Accordingly, domain name registration revenues are deferred at the time of the registration and are recognized ratably over the term of the registration period, or in the case of transferred-in registrations, over the period from the transfer-in date (which is generally earlier than the start date of the next paid registration period) through the end of the paid registration period.  In the event a registration is transferred out to another registrar prior to the end of the subscription term, any remaining unamortized deferred revenue related to that registration is immediately recognized as revenue on the transfer-out date.

A majority of end-user subscribers pay for services with credit cards for which the Company receives remittances from the credit card associations, generally within two to three business days after the sale transaction is processed.  A provision for estimated refunds to customers and chargebacks from customers is recorded as a reduction of revenue.  Referral commissions payable to participants in the wholesale channel are deducted from gross registration revenue for presentation in the financial statements.

Other Products and Services

Revenue from other products and services, which primarily include web-based Email, web site building tools, and web hosting, are generally recognized on a straight-line basis over the period in which services are provided.  Payments received in advance of services rendered are included in deferred revenue.  The Company does not sell any tangible products.

Advertising and Monetization Revenue

Advertising revenues are derived principally from short-term advertising contracts. Advertising revenues are recognized in the periods in which the advertisements are displayed or the required number of impressions is achieved, provided that no significant Company obligation remains and collection of the resulting receivable is probable.  Monetization revenue consists of revenue earned on pay-per-click advertisements placed on domains owned by the Company and domains under the control of the Company.  In addition, the Company earns revenue from a revenue-sharing agreement on sales of domains owned by the Company through a third party.  Monetization revenue is recognized when earned, provided that collection of the resulting receivable is probable.

Deferred Revenue

Deferred revenue represents the unearned portion of payments received and invoices rendered, net of provisions for estimated refunds to customers, chargebacks from customers, and referral commissions for certain wholesale channel partners and commissions from revenue – share domain sales.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

Prepaid Expenses

Prepaid expenses represent primarily advance payments or accrued fees payable to registries for domain name registrations as well as other advance payments for various other expenses.  Prepaid expenses are amortized to expense on a straight-line basis over the period covered by the underlying costs.  In the case of prepaid registry fees, the amortization period is consistent with the revenue recognition of the related domain name registration.

Technology

Technology costs include salaries and related expenses, software licensing and maintenance, hardware maintenance, consulting fees, and an allocation of facilities expenses for rent, telephone and utilities.  All technology costs are charged to expense as incurred other than costs of hardware and capitalizable software development costs.  In accordance with FASB ASC 350-40, software development costs incurred for significant software projects subsequent to the preliminary project stage and prior to the post-implementation stage are capitalized when management believes it is probable that the software project will be completed and placed in service and used to perform the function intended.  Capitalized software costs are amortized to expense over a 3-year period commencing on the date the software is ready for its intended use.  Computer hardware is depreciated over its estimated useful life which is between three and five years, depending upon the type of hardware.

Advertising Costs

Advertising costs include media advertising, direct mail and other promotional activities, and are charged to expense as incurred.  Advertising expense was $4.5 million and $7.4 million for the years ended December 31, 2009 and 2008, respectively, and is included in sales and marketing expenses.

Income Taxes

The Company recognizes deferred income taxes by the asset and liability method, based on differences between the financial statement and tax basis of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect of a change in tax rates on deferred taxes is recognized in income in the period of the enactment date.  In addition, valuation allowances are established when appropriate to reduce deferred tax assets to the amounts expected to be realized.

Register.com Investment Cooperatie U.A. is a holding company and does not consolidate the results of Register.com, Inc. and its other subsidiaries into its tax returns. Register.com Investment Cooperatie U.A. is subject to Dutch corporate tax and is a qualifying entity under tax treaties.  Register Domain Spain SL and Register Investments ETVE SL are subject to Spanish corporate tax and qualify as residents of Spain under the US-Spain tax treaty. Register.com LP is a disregarded entity for US tax purpose, a resident of Portugal and subject to Portuguese corporate tax. Register.com, Inc. will continue to file its own consolidated tax returns and will continue to be taxed as a “C” Corporation under the Internal Revenue Code.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate fair value because of the relatively short-term nature of these instruments.  The Company’s long-term debt bears interest at current market interest rates which fluctuate as frequently as monthly.  Accordingly, the carrying value of the long-term debt approximates its fair value.  See Note 6 for further information.

Concentration of Credit Risk

Concentration of credit risk associated with accounts receivable is limited due to the large number of customers, as well as their dispersion across various industries and geographic areas.  No customer comprised more than 10% of accounts receivable as of December 31, 2009 or 2008, or revenue for the respective years then ended.  The Company has no derivative financial instruments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  The Company's most significant estimates relate to potential refunds to customers and credit card chargebacks from customers; the realizability of accounts receivable,  other investments, intangible assets, and deferred tax assets;  potential liability for various matters in litigation; and estimated useful lives of fixed assets and intangible assets. Actual results could differ from management's estimates.  The markets for the Company's products and services are characterized by intense competition, continual technology advances and new product/service introductions all of which could impact the future realizability of the Company's assets.

Other Income (Expense), net

Other expense, net, for the year ended December 31, 2009 was $0.4 million, comprised of expenses and income of $0.6 million offset income of $0.2 million.

Other income, net, for the year ended December 31, 2008 was $0.4 million, comprised of interest and dividend income of $0.7 million offset by bank fees of $0.3 million.

Foreign Currency Translation

The assets and liabilities of foreign subsidiaries are translated into US dollars at the year-end exchange rates.  Revenues, expenses and cash flows of foreign subsidiaries are translated into US dollars at the average exchange rate during the year.  Cumulative currency translation adjustments are reflected within accumulated other comprehensive income (loss) within member’s capital.  Realized gains and losses from foreign currency transactions were not material for any period presented.

Comprehensive Income (Loss)

Comprehensive income (loss) represents the change in net equity from transactions and other events and circumstances from non-owner sources.  It includes net income adjusted for the change in net unrealized foreign currency translation gain (loss).  Comprehensive income (loss) for the years ended 2009 and 2008, respectively, is shown in the Consolidated Statement of Member’s Deficit and Comprehensive Income (Loss).

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

Segment and Geographic Reporting

The Company follows FASB ASC Topic 280 “Disclosures about Segments of an Enterprise and Related Information,” which established standards for reporting operating segments in annual financial statements, and related disclosures about geographic areas and major customers.

The Company has multiple operating segments which it refers to as “marketing channels” which have been aggregated into a single reportable segment in accordance with FASB ASC Topic 280.   The marketing channels include the retail channel, the wholesale channel, and the advertising and monetization channel.  The Company’s core services, consisting primarily of domain name registrations, email, web site hosting, and web site development, are available to all of the Company’s customers.

The Company maintained operations in North America and Europe.  The Company’s revenues are primarily derived from customer activities within North America.

The Company maintains three separate service lines. Service line information is as follows:

	Years Ended December 31,
	2008	2009
Net revenue	(in thousands)
Domestic Revenue:
Domain name registrations	$49,326	$50,399
Other products and services	30,580	25,030
Monetization and advertising	4,603	2,123
	$84,509	$77,552
International Revenue:
Domain name registrations	$259	$1,491
Other products and services	869	6,128
Monetization and advertising	237	542
	$1,365	$8,161
Total revenue	$85,874	$85,713

Identifiable Intangible Assets

A summary of the intangible asset values as of December 31, 2008 and 2009 and their estimated useful lives is as follows

	2008	2009
	(in thousands)
Trade name	$7,572	$7,572	Indefinite
Customer relationships	16,727	16,727	5-7 years
Existing technology	1,486	1,486	3 years
	25,785	25,785
Less: accumulated amortization	(11,952)	(15,174)
Net identifiable intangible	$13,833	$10,611

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

Amortization of intangibles for the years ended December 31, 2009 and 2008 was $3.2 million and $3.6 million respectively.

The projected amortization for the next three years of identifiable intangible assets recorded as of December 31, 2009 is as follows (in thousands):

2010	$2,715
2011	176
2012	147

The Company reviews its intangible assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. The Company assesses the recoverability of intangible assets using estimated undiscounted cash flows and the estimated fair value of the asset in an arms-length sale transaction. The Company also obtains evidence of the fair value of its identifiable intangible assets and compares the fair values with the carrying amount of such assets.  Based on the foregoing factors, if the Company concludes that an impairment of intangible assets has occurred, an impairment write-down is recorded.

Deferred Financing Fees

In June 2007, the Company incurred $3.4 million of costs related to debt refinancing.  These costs are being amortized to expense on a straight-line basis over four years, based on the respective debt term.    As of December 31, 2009 the ending balance is $1.3 million.  In 2010 and 2011, $.9 million and $.4 million will be amortized respectively.

Goodwill

The Company records as goodwill the excess of purchase price over the fair value of the tangible and identifiable intangible net assets acquired, net of the liabilities assumed.  Based on ASC Topic 350, goodwill is not amortized, but is tested for impairment using a two-step process which is performed annually, as well as when an event triggering impairment may have occurred.  The first step tests for impairment on an undiscounted cash flow basis, while the second step, if necessary, measures the impairment based on fair value.  Management has determined that goodwill has not been impaired as of December 31, 2009 and 2008.

Recent Accounting Pronouncements

Except as discussed below, the Company does not expect the impact of the future adoption of recently issued accounting pronouncements to have a material impact on the Company’s financial statements.

In June 2009, the Financial Accounts Standards Board (“FASB”) issued Accounting Standards Update No. 2009-01 “Generally Accepted Accounting Principles” (ASC Topic 105) which establishes the FASB Accounting Standards Codification (“the Codification”, “ASC” or “authoritative guidance”) as the official single source of authoritative U.S. GAAP.  All existing accounting standards are superseded.  All other accounting guidance not included in the Codification is considered non-authoritative.  The Codification also includes all relevant Securities and Exchange Commission (“SEC”) guidance organized using the same topical structure in separate sections within the Codification.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

Following the Codification, the Board will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issue Task Force Abstracts.  Instead, it will issue Accounting Standards Updates (“ASU”) which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification. This authoritative guidance did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC Topic 855 which is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It is effective for interim and annual reporting periods ending after June 15, 2009.  The adoption of this guidance did not have a material impact on the consolidated financial statements.  The Company has evaluated material subsequent events through March 9, 2010, the date these financials statements were available to be issued.  No material subsequent events came to the attention of management.

In December 2007, the FASB issued ASC Topic 805. ASC Topic 805 establishes principles and requirements for how an acquirer, a) recognizes and measures the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, b) recognizes and measures the goodwill acquired and c) determines what information to disclose. ASC topic 805 also requires that all acquisition-related costs, including restructuring, be recognized separately from the acquisition. ASC Topic 805 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This Statement eliminates adjustments to goodwill for changes in deferred tax assets and uncertain tax positions after the acquisition accounting measurement period (limited to one year from acquisition), including for acquisitions prior to adoption of ASC Topic 805.  This ASC may impact the Company in the future if any business combinations take place.

The Company adopted the provisions of FASB ASC 820, Fair Value Measurements and Disclosures, effective January 1, 2008. FASB ASC 820 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by Topic 820 of the FASB ASC, are required to be classified as described below.

The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.

On January 1, 2008, FASB issued ASC 825, which provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities.  When the fair value is elected, unrealized gains and losses are recognized in earnings as they occur. GAAP permits the fair value option election on an instrument-by-instrument basis at specified election dates, primarily at the initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. Management is currently evaluating the effect that adoption of this update will have, if any, on the Company’s consolidated financial position and results of operations.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

In June 2009, an update was made to “Consolidation – Consolidation of Variable Interest Entities.” Among other things, the update replaces the calculation for determining which entities, if any, have a controlling financial interest in a variable interest entity (“VIE”) from a quantitative based risks and rewards calculation, to a qualitative approach that focuses on identifying which entities have the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE or the right to receive benefits from the VIE. The update also requires ongoing assessments as to whether an entity is the primary beneficiary of a VIE (previously, reconsideration was only required upon the occurrence of specific events), modifies the presentation of consolidated VIE assets and liabilities, and requires additional disclosures about a company’s involvement in VIEs. This update will be effective for the Company beginning January 1, 2010. Management is currently evaluating the effect that adoption of this update will have, if any, on the Company’s consolidated financial position and results of operations when it becomes effective in 2010.

Effective January 1, 2009, the Company adopted ASC Topic 740-10 new accounting guidance concerning provisions for uncertain income tax positions.  This clarified the accounting for income taxes by prescribing a minimum probability threshold that an uncertain tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. There was no effect of the adoption of this guidance.  The Company recognizes accrued interest and penalties associated with uncertain tax positions, if any, as part of the income tax provision.

3.	Fixed Assets

Capitalized software purchased or developed for internal use is $3.3 million and $4.5 for years 2008 and 2009 respectively. Fixed assets consist of the following:

	December 31,	December 31,
	2008	2009
	(in thousands)
Computer equipment and capitalized software	$6,085	$8,198
Furniture and fixtures	294	550
Office equipment	930	1,107
Leasehold improvements	1,686	1,716
	8,995	11,571

Less: accumulated depreciation and amortization	(4,809)	(6,893)
Fixed assets, net	$4,186	$4,678

Depreciation and amortization expense of fixed assets was $2 million and $1.5 million for the years ended December 31, 2009 and 2008, respectively.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

4.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	December 31, 2008	December 31, 2009
	(in thousands)
Trade accounts payable	$1,143	$264
Accrued compensation and benefits	2,764	3,627
Accrued registry fees and related costs	3,364	3,059
Management fees payable	1,434	1,528
Interest payable	392	256
Accrued advertising expense	825	371
Accrued professional fees	285	273
Fixed assets	27	117
Other	2,299	1,158
	$12,533	$10,653

5.	Investments

Other investments at December 31, 2009 and 2008 were valued at $1.5 million. For both 2009 and 2008, other investments included an investment in Afilias USA, Inc., a domain registry, valued at $1.5 million.  For 2007, the Company also had an investment in Hostopia.com, a provider of private label wholesale hosting and e-mail application services, valued at $0.3 million. This investment was redeemed during November 2008.  These investments were recorded at their respective fair values at the time the Company was acquired and the Company has continued to use such amounts as its cost basis subsequent to such date.  The Company has evaluated its investments and believes they are recoverable.  These investments are carried on the cost method and no impairment has been recorded.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

6.	Term Loan Payable and Other Financing Arrangements

Term Loan Payable

On November 3, 2005, the Company entered into a financing agreement, providing for a term loan in the aggregate amount of $51 million and a revolving credit facility of $10 million.  In July 2006, the Company amended the financing agreement.  The term loan was increased to $80 million and the revolving credit facility was reduced to $5 million.  In June 2007, the Company amended the financing agreement. The term loan was increased to $120 million.  The amended term loan is repayable in quarterly installments commencing September 15, 2007 with the final payment due on June 26, 2011.  In July 2009, the amended agreement resulted in quarterly principal payments of $1.5 million.  Total principal payments in 2009 and 2008, (including the original term loan and both of the amended term loans) were $5.3 million and $4.5 million, respectively.  In addition, the Company is required to make other principal payments when the Company receives certain non-routine cash receipts, and the Company is required to make an annual principal payment equal to "50% of Excess Cash Flow as defined in the loan agreement.  As of December 31, 2009, total principal payments of $6.0 million due within the next twelve months are classified as current, and the balance of the outstanding term loan is classified as noncurrent.  The Company has the option to choose an interest rate either based on a prime plus prime rate margin or LIBOR rate plus a LIBOR margin as defined in the loan agreement.  As of December 31, 2009, the LIBOR margin was 4.75 percentage points.  The Company may choose a LIBOR rate based on a period from 30 days to 180 days.  A portion of the term loan bears interest at prime rate plus a prime rate margin as defined in the loan agreement.  As of December 31, 2009, such prime rate margin was 3.25 percentage points.  As of December 31, 2009 and 2008, the interest rate on the term loan was 5.00% and 6.19%, respectively.  Interest is payable at the end of each interest period, or quarterly if the interest period exceeds 90 days.  The loan is secured by all of the Company’s assets.

The loan agreement contains covenants, which require the Company to maintain certain levels of earnings and financial ratios, and also impose restrictions on annual capital expenditures.

Future payments are as follows:

Years Ending December 31,	(in thousands)
2010	$6,000
2011	102,209
Total Payments	$108,209

Revolving Credit Facility

The Company has a $5 million revolving credit facility, including a sublimit for letters of credit not to exceed $2 million, from the same lenders who provided the Term Loan.  The Company has the option to choose an interest rate either based on a prime plus prime rate margin or LIBOR rate plus a LIBOR margin as described above.  The revolving credit facility expires when the Term Loans mature.  During 2009, the Company borrowed and repaid $3 million against the revolving credit facility.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

RCOM Cayman has guaranteed the term loan and revolving credit facility.

In March 2008, the Company entered into an agreement with the Province of Nova Scotia.  This agreement provides for a non-interest bearing loan as an incentive to assist the Company in recruiting and training employees located in Canada.  The Company is eligible to receive advances in two installments up to $1.1 million Canadian dollars. The investment incentive commences on January 1, 2008 and terminates on December 31, 2012.  The loan is non repayable during its term.  The Company is eligible to earn forgiveness on the loan provided that the Company maintains a minimum number of existing and new employment positions at certain dollar amounts.  The loan is forgivable on a pro-rated basis as the minimum targets are achieved.  If the maximum targets are not achieved by the end of the loan term the portion repayable is due March 31, 2013.  The forgivable amount is calculated on a monthly basis and is recorded as a reduction to expense.  In August 2008, the Company received $0.5 million Canadian dollars.  For the year ended 2008, no amount was deemed forgivable.  In October 2009, the Company received $.6 million Canadian dollars.  For the year ended 2009, $.4 million Canadian dollars was forgiven.

7.	Unit Appreciation Rights Plan

On February 16, 2006, the Company’s Board of Directors approved participation by the Company in the RCOM Cayman Unit Appreciation Rights Plan. Under the plan, employees or consultants may be granted awards to receive the economic equivalent of appreciation on the RCOM Cayman units upon the occurrence of a Recapitalization or Trigger Event, as defined in the plan. The award strike price and appreciation of any award are determined by the Company’s Board of Directors.

Vesting of the units is defined in the award holder’s grant notice.  For initial grants, vesting occurs over four years, with the first 25% of the units vesting twelve months after grant date, and the remaining 75% of the units vesting quarterly over the next twelve quarters.  For employees or consultants hired prior to December 1, 2005, the vesting commencement date is December 1, 2005.

Under the plan, no payments to any award holder may be made until the aggregate distributions paid to the partners of RCOM Cayman equal the sum of the partners’ initial capital contributions of $74.4 million plus a return of 8% per annum on such contributions (less any previous return of capital).  The aggregate distributions plus the return of 8% was repaid during September 2006.  In July 2007 the Company made unit appreciation rights distributions to award holders aggregating $0.3 million, which was charged to expense.

In June 2007, the board approved payment of unvested unit appreciation rights as of June 26, 2007 to be paid out in two installments, half in June 2009 and the other half at the time of a change of control or initial public offering.  Award holders have to be currently employed with the Company to receive the payout.  During 2009 and 2008 on a monthly basis, the Company incurred an expense equal to the payout in 2009.  For the years ended 2007, 2008, and 2009 the total expenses were $0.2, $0.1 and $0.07 million. In June 2009, there was a 0.3 million payment of unit appreciation rights.

Because the awards are subject to performance conditions, except for the aforementioned, the Company will not record an expense charge under the plan until either a Recapitalization or Trigger Event becomes probable.

8.	Employee Benefit Plan

The Company makes available a 401(K) retirement plan to its employees based in the United States.  Employees may contribute up to 20% of their compensation (as defined in the plan) up to the statutory maximum amount in each calendar year.  The plan is “qualified” under IRS regulations.  The Company contributes 50% of the first 6% of compensation contributed by an employee.  For each year ended December 31, 2009 and 2008, the total expense for such Company contributions was $0.2 million.  In mid April 2009, the Company stopped paying out employer contributions, but continued to accrue expense with the intent to pay if company performance permits it. Based on year end results payment for the employer portion will be made in the first quarter of 2010.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

Starting in 2008, the Company made available a Group Registered Retirement Savings Plan (RRSP) to its employees in Canada based on the following eligibility: entry level employees can join six months after their hire date, with employer contributions starting after one year of service; non-entry level employees can join upon hire with employer contributions beginning after six months. In April 2009, the Company stopped paying out employer contributions but continued to accrue expense with the intent to pay if company performance permits it. Based on year end results payment for the employer portion will be made in the first quarter of 2010.

 The Company will match 50% of employee contributions based on years of service as follows:

Years of service	Employee contributions	Employer contributions
0 – 2.99	2% of base salary	1% of base salary
3 – 5.99	4% of base salary	2% of base salary
6 or more years of service	6% of base salary	3% of base salary

For the year ended December 31, 2008 the total expense for such Company contributions was $0.1 million Canadian Dollars (CDN).

9.	Related Party Transactions

Employment Agreement

In connection with an employment agreement (“Agreement”) with the Company’s Chief Executive Officer, the Company loaned such officer $350,000 during 2006 and an additional $350,000 during 2007.  The loans bear interest at the then long-term applicable federal rate of 4.9% and mature ten years from the date of issuance.  The loans are shown on the balance sheets as an increase in Member’s deficit because the presumption of actual cash repayment in full settlement of the obligation is not assured.

The agreement provides for certain minimum levels of base salary, bonuses and other amounts of contingent compensation to be earned, all of which are defined in the Agreement.

Management Fees

The Company has entered into an agreement with Vector Capital Group (an affiliate) effective November 3, 2005 pursuant to which the Company has agreed to pay management fees of $1.5 million per year.  However, the Term Loan contains restrictions which provide that if the Company’s EBITDA (as defined in the Term Loan) for any calendar quarter is less than $2.0 million, the management fees for such quarter are limited to $0.2 million.  The amount accrued as of December 31, 2009 and 2008 was $1.5 million and $1.4 million, respectively.  For each of the years ended December 31, 2009 and 2008 the management fee expense was $1.5 million.

During the year ended December 31, 2009 and in agreement with the new bank financing amendment, a $700 management fee was paid out of an affiliate cash account to Vector.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

Due from Affiliate

As of December 31, 2009 and 2008, the Company is owed by an affiliate $1.4 and 1.7 million respectively. Such amount is non-interest bearing and is not anticipated to be repaid prior to 2010.

10.	Income Taxes

Income Taxes

Register.com, Inc. has made tax elections to have its Canadian subsidiary consolidated for U.S. income tax purposes.  Canadian income included in the United States tax return amounted to $1.3 million for the years ended December 31, 2009 and 2008.  Register.com Inc. has a Canadian subsidiary.  The Company’s consolidated income tax provision includes a provision for foreign income taxes on income of the Canadian subsidiary.  Register.com Investment Cooperatie U.A. did not have any income in either 2009 or 2008, and accordingly, no foreign income tax has been provided.  Register.com LP has in place a tax ruling with the Madeira, Portugal Government which provides for a zero percent corporate income tax rate through the end of 2011. Consequently, no foreign income tax has been provided.

The provision for income taxes for the years ended December 31, 2008 and 2009 was as follows:

	Year-Ended December 31,
	2008	2009
	(in thousands)
Current Provision:
Federal	$4,819	$4,833
State	1,083	795
Foreign	400	700
Total Current	6,302	6,328
Deferred Provision:
Federal	(3,712)	(2,145)
State	(784)	(203)
Total Deferred	(4,496)	(2,348)
Total Income Tax Provision	$1,806	$3,980

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

The components of the net deferred tax asset (liability) were as follows:

	December 31, 2008	December 31, 2009
	(in thousands)
Deferred Tax Asset :
Deferred revenue	$14,944	$16,170
Other	172	5
	15,116	16,175

Deferred Tax Liabilities:
Intangible assets	$5,682	$4,201
Prepaid domain name registry fees	4,012	4,517
Investments	442	426
Deferred commission	528	345
Depreciation and amortization	198	82
Other	43	44
	10,905	9,615
Net Deferred Tax (Liability) Asset	$4,211	$6,560
Current Deferred Tax Asset	$5,361	$6,092
Non-Current Deferred Tax Asset		$468
Non-Current Deferred Tax Liability	$(1,150)

The Company’s 2007 and 2008 federal tax returns are still subject to review by the IRS. The Company’s 2006 through 2008 state and local tax returns are still subject to review by the state and local tax authorities. There was no income tax related interest and penalties recorded for 2009.

The effective tax rate differs from the federal statutory tax rate, primarily due to state and local income taxes and foreign corporate tax rates and foreign source income not currently subject to US tax.

11.	Contractual Obligations

Operating Leases

The Company leases office facilities under non-cancelable operating leases expiring through 2014.  Future minimum lease payments are as follows:

Years Ending December 31,	(in thousands)
2010	$1,163
2011	790
2012	226
2013	213
2014	141
Total Minimum Payments	$2,533

Rent expense for each of the years ended December 31, 2009 and 2008 was $0.9 million.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

In August 2006 the Company subleased a portion of its headquarters office space to a third party.  The sublease expired in September 2009.  The Company remains liable under the lease.  The Company received $0.2 million in sublease income for each of the years ended December 31, 2009 and 2008.

During February 2009, the Company amended its operating lease for its headquarters office space for an additional two years.  The lease expires in September 2011 and future payments totaling $1.4 million are included in the future minimum lease schedule above.

12.	Commitments and Contingencies

In November 2001, the Company, its Chairman, President, Chief Executive Officer and former Vice President of Finance and Accounting Richard D. Forman and its former President and Chief Executive Officer Alan G. Breitman (the “Individual Defendants”) were named as defendants in class action complaints alleging violations of the federal securities laws in the United States District Court for the Southern District of New York.  A Consolidated Amended Complaint, which is now the operative complaint, was filed in the Southern District of New York on April 19, 2002.

The purported class action alleges violations of Sections 11 and 15 of the Securities Act of 1933 (the “1933 Act”) and Sections 10(b), Rule 10b-5 and 20(a) of the Securities Exchange Act of 1934 (the “1934 Act”) against the Company and Individual Defendants.  The essence of the complaint is that defendants issued and sold the Company’s common stock pursuant to the Registration Statement for the March 3, 2000 Initial Public Offering (“IPO”) without disclosing to investors that certain underwriters in the offering had solicited and received excessive and undisclosed commissions from certain investors.  The complaint also alleges that the Registration Statement for the IPO failed to disclose that the underwriters allocated Company shares in the IPO to customers in exchange for the customers’ promises to purchase additional shares in the aftermarket at pre-determined prices above the IPO price, thereby maintaining, distorting and/or inflating the market price for the shares in the aftermarket.  The action seeks damages in an unspecified amount.

The action is being coordinated with approximately three hundred other nearly identical actions filed against other companies.  On July 15, 2002, the Company moved to dismiss all claims against it and the Individual Defendants.  On October 9, 2002, the Court dismissed the Individual Defendants from the case without prejudice.  This dismissal disposed of the Section 15 and 20(a) control person claims without prejudice, since these claims were asserted only against the Individual Defendants.  On February 19, 2003 the Court denied the motion to dismiss the complaint against the Company.  On December 5, 2006, the Second Circuit vacated a decision by the district court granting class certification in six of the approximately 300 nearly identical actions that are part of the consolidated litigation, which are intended to serve as test, or “focus” cases.  The plaintiffs selected these six cases, which do not include the Company. On April 6, 2007, the Second Circuit denied the petition for rehearing filed by the plaintiffs, but noted that the plaintiffs could ask the District Court to certify more narrow classes than those that were rejected.

The parties in the approximately 300 coordinated cases, including the parties in the Company’s case, reached a settlement. It provides for releases of existing claims and claims that could have been asserted relating to the conduct alleged to be wrongful from the class of investors participating in the settlement.  The insurers for the issuer defendants in the coordinated cases will make the settlement payment on behalf of the issuers, including the Company.  On October 6, 2009, the Court granted final approval to the settlement.  Six notices of appeal and one petition seeking permission to appeal, from a group of objectors who also filed a notice of appeal, have been filed.  We intend to continue to defend the action vigorously if the settlement does not survive the appeal.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

On January 20, 2010, Register.com was sued by Baidu, Inc. in the United States District Court for the Southern District of New York in a case captioned Baidu, Inc. v. Register.com, No. 10 Civ. 444 (DC).  The complaint – which concerns an alleged incident of a cyber-criminal obtaining unauthorized access to Baidu’s account with Register.com – alleges violations of the Lanham Act, breach of contract, gross negligence/recklessness, conversion, aiding and abetting conversion, aiding and abetting trespass, and breach of duty of bailment.  In sum, Baidu alleges that, due to the misconduct by an alleged cyber-criminal, Register.com is responsible for damages resulting from disruption of the operation of Baidu’s website.  Baidu alleges that it suffered millions of dollars of lost revenue due to this disruption its website, but no specific damages are alleged in the complaint.  The Company disputes the allegations in the complaint and intends to vigorously defend the lawsuit The Company intends to file a motion to dismiss on March 10, 2010.  If the company is found liable, the Company is unable to estimate or predict the potential damages that might be awarded, whether such damages would be greater than the Company’s insurance coverage, to the extent covered, and whether such damages would have a material impact on the Company’s results of operations or financial condition in any future period.

In August 2009, Microsoft Corp. sent Register.com a letter alleging violations of the Anti-Cybersquatting Protection Act with respect to approximately 40 domains managed by Register.com and demanding $400,000 as a settlement.  The Company disputes the allegation and is currently negotiating with Microsoft in an attempt to reach a settlement, however the company cannot be certain that settlement attempts with Microsoft will be successful and the amount of any final settlement, if successful, is unknown.

There are various other claims, lawsuits and pending actions against the Company incidental to the operations of its business.  Although the Company can provide no assurances, it is the opinion of management, after consultation with counsel, that the ultimate resolution of any such claims, lawsuits and pending actions to which the Company is subject will not be material to the Company and will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Potential Credit Card Penalties

Starting June 30, 2005, Visa instituted a penalty program in connection with its mandatory compliance program that requires merchants and others who store or transmit cardholder data on behalf of the merchant to adhere to the Payment Card Industry (PCI) Data Security Standards.  These standards are intended to ensure that cardholder data is appropriately protected at all points within the course of a transaction.  The Company has engaged the services of a third-party expert to review its cardholder data security standards and, based on this review and a self-audit the Company performed, the Company has determined that it is in compliance with these requirements as of December 31, 2009 and 2008.  If the Company falls out of compliance, it may be subject to certain penalties, including fines starting at $50,000 for the first month of non-compliance and increasing thereafter. (Furthermore, even if the Company is in compliance with the standards but its systems nevertheless experience (i) a suspected or confirmed loss or theft of any Visa transaction information, and it fails to notify Visa, the Company would be subject to a penalty of $100,000 per incident or (ii) a violation that presents immediate and substantial risks to Visa and its members, the Company would be subject to additional fines in amounts that have not been announced.

As of October, 2008 MasterCard, American Express, and Discover along with Visa follow a standard requirement under the name PCI DSS (Payment Card Industry Data Security Standard) this was a revision of the previous standard that Visa had employed with some modifications which were specifically designed to close some loops that were previously exposed.

REGISTER.COM INVESTMENT COOPERATIE U.A. and SUBSIDIARIES
Notes to Consolidated Financial Statements

EU Value-Added Taxes

On July 1, 2003, EU member states were required to implement a directive requiring non-EU providers of electronically supplied services to private individuals and non-business organizations in the EU to impose value-added taxes (“VAT”) on such services.  This directive has now been implemented in all original EU member states and most of the newly admitted EU member states.  The Company understands that some EU member states have commenced their enforcement efforts in this area.  If it were determined that one or more of the Company’s products and services are subject to this directive, the Company would not be in compliance with this directive and, as a result, it may be subject to enforcement proceedings relating to claims for VAT dating back to July 1, 2003, plus interest and/or penalties, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Commitments

The Company is committed under an agreement with an Internet Service Provider (ISP) for space, power and connectivity for some of its servers over a two year period.  The Company is also committed under an agreement with a hosting service provider over a three year period.  In addition, the Company is committed under agreements with telecommunications carriers to make payments for a minimum number of minutes of usage and to pay for monthly Internet service to be provided at certain minimum speeds. These contracts expire through 2011.

Future payments are as follows:

Years Ending December 31,	(in thousands)
2010	$913
2011	132
Total Minimum Payments	$1,045

REGISTER.COM INVESTMENT
COOPERATIE U.A. AND SUBSIDIARIES

AUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2008 AND 2007

PAGE

Report of Independent Registered Public Accounting Firm - Register.com Investment Cooperatie U.A. and Subsidiaries for the years ended December 31, 2008 and 2007	1

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statement of Member’s Deficit	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6 - 21

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Member of
Register.com Investment Cooperatie U.A.

We have audited the accompanying consolidated balance sheets of Register.com Investment Cooperatie U.A. and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, member’s deficit and comprehensive income (loss), and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Register.com Investment Cooperatie U.A. and Subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Amper, Politziner & Mattia, LLP

March 13, 2009
New York, New York

1

REGISTER.COM INVESTMENT COOPERATIE U.A.
Consolidated Balance Sheets
(in thousands)

	December 31, 2007	December 31, 2008
Assets:
Current Assets:
Cash and cash equivalents	$5,908	$$5,399
Accounts receivable, less allowance of $77 and $29, respectively	2,764	2,723
Prepaid registry expenses – current	12,102	14,325
Deferred tax asset	4,371	5,361
Other current assets	2,798	2,778
Total Current Assets	27,943	30,586

Fixed assets, net	3,768	4,186
Prepaid registry expenses – noncurrent	10,316	12,386
Other investments	1,762	1,471
Due from affiliate	1,655	1,691
Goodwill	63,284	63,284
Intangible assets, net	17,469	13,833
Deferred financing fees	2,985	2,124
Other assets	1,152	1,176
Total Assets	$130,334	$130,737

Liabilities and Member’s Deficit
Current Liabilities:
Term loan payable – current	$4,500	$5,000
Accounts payable and accrued liabilities	14,191	12,533
Deferred revenue – current	44,221	48,124
Total Current Liabilities	62,912	65,657

Long Term Liabilities:
Term loan payable - noncurrent	113,500	108,500
Deferred tax liability - noncurrent	4,656	1,150
Canadian government loan	-	409
Deferred revenue - noncurrent	33,616	39,328
Accrued compensation expense	162	254
Total Long-Term Liabilities	151,934	149,641
Total Liabilities	214,846	215,298

Commitments and contingencies

Member’s deficit	(83,812)	(83,861)
Officer’s loans	(700)	(700)
	(84,512)	(84,561)

Total Liabilities and Member’s Deficit	$130,334	$130,737

The accompanying notes are an integral part of these consolidated financial statements.

2

REGISTER.COM INVESTMENT COOPERATIE U.A.
Consolidated Statements of Operations
For the Years Ended December 31,
(in thousands)

	2007	2008
Net revenues	$74,282	$85,874
Cost of revenues	23,272	28,838
Gross profit	51,010	57,036
Operating costs and expenses
Sales and marketing	25,244	23,744
Technology	8,030	8,041
General and administrative	11,767	10,440
Amortization of intangible assets	3,718	3,635
Total Operating Expenses	48,759	45,860

Operating income	2,251	11,176
Interest expense	(9,722)	(8,814)
Deferred financing fees	(4,039)	(858)
Other income, net	801	362
(Loss) income from continuing operations before income tax (benefit)/provision	(10,709)	1,866
Income tax (benefit) provision	(2,918)	1,806
(Loss) income from continuing operations	(7,791)	60
Discontinued Operations:
Income tax provision	1,759	-

NET (LOSS) INCOME	$(9,550)	$60

The accompanying notes are an integral part of these consolidated financial statements.

3

REGISTER.COM INVESTMENT COOPERATIE U.A.
Consolidated Statement of Member’s Deficit
For the Years Ended December 31, 2007 and 2008
(in thousands)

	Member’s Deficit	Comprehensive Loss
Balance at January 1, 2007	$(32,975)

Net loss	(9,550)	$(9,550)

Distributions	(41,432)	-

Member’s contribution to capital	203	-

Foreign currency translation	(58)	(58)

Comprehensive loss	-	$(9,608)

Balance at December 31, 2007	(83,812)

Net income	60	$60

Member’s contribution to capital	360	-

Foreign currency translation	(469)	(469)

Comprehensive loss	-	$(409)

Balance at December 31, 2008	$(83,861)

The accompanying notes are an integral part of these consolidated financial statements.

4

REGISTER.COM INVESTMENT COOPERATIE U.A.
Consolidated Statements of Cash Flows
For the Years Ended December 31,
(in thousands)

	2007	2008
Cash flows from operating activities:
Net (loss) income	$(9,550)	$60
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by Operating Activities:
Loss on disposal of equipment	-	1
Loss on redemption of investment	-	23
Depreciation and amortization	4,851	5,106
Deferred financing fees	4,039	858
Deferred income taxes	(7,531)	(4,497)
Changes in Current Assets and Liabilities:
Accounts receivable	399	41
Prepaid expenses	(6,491)	(4,293)
Deferred revenues	20,384	9,615
Other current assets	(661)	20
Other assets	(90)	(21)
Accounts payable and accrued liabilities	2,066	(1,565)
Income tax payable	(6,460)	-
Net Cash Provided by Operating Activities	956	5,348
Cash Flows From Investing Activities:
Capital expenditures	(2,626)	(1,890)
Proceeds from redemption of investment	-	268
Net Cash Used in Investing Activities	(2,626)	(1,622)
Cash Flows From Financing Activities:
Net proceeds of term loan from financial lenders	42,357	-
Principal payments on term loan	-	(4,500)
Proceeds from Canadian government loan	-	470
Member’s capital contribution	203	360
Costs related to debt financings	(3,423)	-
Officer’s loan	(350)	-
Due from affiliate	(1,655)	(36)
Distributions paid	(41,432)	-
Net Cash Used in Financing Activities	(4,300)	(3,706)
Effect of exchange rate changes	(58)	(529)
Net decrease in cash and cash equivalents	(6,028)	(509)
Cash and cash equivalents at beginning of year	11,936	5,908
Cash and cash equivalents at end of year	$5,908	$5,399
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$10,006	$8,838
Cash paid for income taxes, paid	$12,946	$5,032

The accompanying notes are an integral part of these consolidated financial statements.

5

REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

1.	Nature of Business and Organization

Register.com Investment Cooperatie U.A. and its wholly owned subsidiaries, including Register.com, Inc. (the “Company”), provide internet domain name registration and other online services such as website creation tools, email, web hosting, domain name forwarding, monetization and advertising.  The Company is an ICANN-accredited registrar of domain names.  ICANN is an independent non-profit organization selected by the U.S. Department of Commerce to manage and oversee the domain name system.

Restructuring

During 2007, the Company’s former ultimate Parent Company, Register.com (Cayman) L.P (“RCOM Cayman”) restructured its subsidiaries.  As a result, Register.com Investment Cooperatie UA (Investment Cooperatie) became the reporting entity, instead of Ranger Holdco LLC.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Register.com Investment Cooperatie U.A. and its wholly owned subsidiaries.  Intercompany balances and transactions have been eliminated.  The Company has determined that it has no variable interest entities.

Cash Equivalents

The Company considers all highly liquid investments purchased with an initial contractual maturity of 90 days or less to be cash equivalents.  The Company maintains its cash balances in highly rated financial institutions. At times, such cash balances exceed the Federal Deposit Insurance Corporation limit.

Restricted Cash Balances

The Company has restricted cash balances of $2.3 million and $2.1 million as of the years ended December 31, 2008 and 2007, respectively, representing cash deposits which serve as security to support outstanding letters of credit.  Of the total $2.3 million at December 31, 2008, $1.2 million is included in other current assets and $1.1 million is included in other assets.  Of the total $2.1 million at December 31, 2007, $1.1 million is included in other current assets and $1.0 million is included in other assets.

Fixed Assets

Capitalized software purchased or developed for internal use is classified within fixed assets pursuant to AICPA Statement of Position (“SOP”) 98-1.  Depreciation and amortization is calculated using the straight-line method.  Estimated useful lives are as follows: capitalized computer software — three years; equipment, furniture and fixtures — three to five years; leasehold improvements — shorter of the estimated useful life of each improvement or the remaining lease term.  Costs of additions and improvements are capitalized, and repairs and maintenance costs are charged to operations as incurred.

6

REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

Revenue Recognition

The Company's revenues are primarily derived from domain name registration fees, other products and services, monetization and advertising.

Domain Name Registration Fees

Registration fees charged to end-users for registration services are recognized on a straight-line basis over the registration term using a mid-month revenue recognition convention which does not materially differ from the use of a daily recognition method.  Accordingly, domain name registration revenues are deferred at the time of the registration and are recognized ratably over the term of the registration period, or in the case of transferred-in registrations, over the period from the transfer-in date (which is generally earlier than the start date of the next paid registration period) through the end of the paid registration period.  In the event a registration is transferred out to another registrar prior to the end of the subscription term, any remaining unamortized deferred revenue related to that registration is immediately recognized as revenue on the transfer-out date.

A majority of end-user subscribers pay for services with credit cards for which the Company receives remittances from the credit card associations, generally within two to three business days after the sale transaction is processed.  A provision for estimated refunds to customers and chargebacks from customers is recorded as a reduction of revenue.  Referral commissions payable to participants in the wholesale channel are deducted from gross registration revenue for presentation in the financial statements.

Other Products and Services

Revenue from other products and services, which primarily include web-based Email, web site building tools, and web hosting, are generally recognized on a straight-line basis over the period in which services are provided.  Payments received in advance of services rendered are included in deferred revenue.  The Company does not sell any tangible products.

Advertising and Monetization Revenue

Advertising revenues are derived principally from short-term advertising contracts. Advertising revenues are recognized in the periods in which the advertisements are displayed or the required number of impressions is achieved, provided that no significant Company obligation remains and collection of the resulting receivable is probable.  Monetization revenue consists of revenue earned on pay-per-click advertisements placed on domains owned by the Company and domains under the control of the Company.  In addition the Company earns revenue from a revenue-sharing agreement on sales of domains owned by the Company through a third party.  Monetization revenue is recognized when earned, provided that collection of the resulting receivable is probable.

Deferred Revenue

Deferred revenue represents the unearned portion of payments received and invoices rendered, net of provisions for estimated refunds to customers, chargebacks from customers, and referral commissions for certain wholesale channel partners and commissions from revenue – share domain sales.

7

REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

Prepaid Expenses

Prepaid expenses represent primarily advance payments or accrued fees payable to registries for domain name registrations as well as other advance payments for various other expenses.  Prepaid expenses are amortized to expense on a straight-line basis over the period covered by the underlying costs.  In the case of prepaid registry fees, the amortization period is consistent with the revenue recognition of the related domain name registration.

Technology

Technology costs include salaries and related expenses, software licensing and maintenance, hardware maintenance, consulting fees, and an allocation of facilities expenses for rent, telephone and utilities.  All technology costs are charged to expense as incurred other than costs of hardware and capitalizable software development costs.  In accordance with AICPA SOP 98-1, software development costs incurred for significant software projects subsequent to the preliminary project stage and prior to the post-implementation stage are capitalized when management believes it is probable that the software project will be completed and placed in service and used to perform the function intended.  Capitalized software costs are amortized to expense over a 3-year period commencing on the date the software is ready for its intended use.  Computer hardware is depreciated over its estimated useful life which is between three and five years, depending upon the type of hardware.

Advertising Costs

Advertising costs include media advertising, direct mail and other promotional activities, and are charged to expense as incurred.  Advertising expense was $7.4 million and $9.3 million for the years ended December 31, 2008 and 2007, respectively, and is included in sales and marketing expenses.

Income Taxes

The Company recognizes deferred income taxes by the asset and liability method, based on differences between the financial statement and tax basis of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect of a change in tax rates on deferred taxes is recognized in income in the period of the enactment date.  In addition, valuation allowances are established when appropriate to reduce deferred tax assets to the amounts expected to be realized.

Register.com Investment Cooperatie U.A. is a holding company and does not consolidate the results of Register.com, Inc. and its other subsidiaries into its tax returns.  Register.com Investment Cooperatie U.A. is subject to Dutch corporate tax and is a qualifying entity under tax treaties.  Register.com, Inc. will continue to file its own consolidated tax returns and will continue to be taxed as a “C” Corporation under the Internal Revenue Code.

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate fair value because of the relatively short-term nature of these instruments.  The Company’s long-term debt bears interest at current market interest rates which fluctuate as frequently as monthly.  Accordingly, the carrying value of the long-term debt approximates its fair value.  See Note 6 for further information.

8

REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

Concentration of Credit Risk

Concentration of credit risk associated with accounts receivable is limited due to the large number of customers, as well as their dispersion across various industries and geographic areas.  No customer comprised more than 10% of accounts receivable as of December 31, 2008 or 2007, or revenue for the years then ended.  The Company has no derivative financial instruments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  The Company's most significant estimates relate to potential refunds to customers and credit card chargebacks from customers; the realizability of accounts receivable, fixed assets, other investments, intangible assets, and deferred tax assets;  potential liability for various matters in litigation; and estimated useful lives of fixed assets and intangible assets. Actual results could differ from management's estimates.  The markets for the Company's products and services are characterized by intense competition, continual technology advances and new product/service introductions all of which could impact the future realizability of the Company's assets.

Other Income, net

Other income, net, for the year ended December 31, 2008 was $0.4 million, comprised of interest and dividend income of $0.7 million offset by bank fees of $0.3 million.

Other income, net, for the year ended December 31, 2007 was $0.8 million, comprised of interest and dividend income of $0.9 million offset by bank fees of $0.1 million.

Foreign Currency Translation

The assets and liabilities of foreign subsidiaries are translated into US dollars at the year-end exchange rates.  Revenues, expenses and cash flows of foreign subsidiaries are translated into US dollars at the average exchange rate during the year.  Cumulative currency translation adjustments are reflected within accumulated other comprehensive loss within member’s capital.  Realized gains and losses from foreign currency transactions were not material for any period presented.

Comprehensive (Loss) Income

Comprehensive (loss) income represents the change in net equity from transactions and other events and circumstances from non-owner sources.  It includes net loss adjusted for the change in net unrealized foreign currency translation gain (loss).  Comprehensive (loss) income for the years ended 2008 and 2007, respectively, is shown in the Consolidated Statement of Member’s Deficit.

Segment and Geographic Reporting

The Company follows SFAS 131 “Disclosures about Segments of an Enterprise and Related Information,” which established standards for reporting operating segments in annual financial statements, and related disclosures about geographic areas and major customers.

9

REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

The Company has multiple operating segments which it refers to as “marketing channels” which have been aggregated into a single reportable segment in accordance with paragraph 17 of SFAS 131.   The marketing channels include the retail channel, the wholesale channel, and the advertising and monetization channel.  The Company’s core services, consisting primarily of domain name registrations, email, web site hosting, and web site development, are available to all of the Company’s customers.

The Company maintained operations in North America and Europe.  The Company’s operations are solely derived from operating activities in North America.

The Company maintains three separate service lines. Service line information is as follows:

	Years Ended December 31,
	2007	2008
	(in thousands)
Net revenue:
Domain name registrations	$43,052	$49,586
Other products and services	25,537	31,449
Monetization and advertising	5,693	4,839
	$74,282	$85,874

Identifiable Intangible Assets

A summary of the intangible asset values as of December 31, 2007 and 2008 and their estimated useful lives is as follows:

	2007	2008
	(in thousands)
Trade name	$7,572	$7,572	Indefinite
Customer relationships	16,727	16,727	5-7 years
Existing technology	1,486	1,486	3 years
	25,785	25,785
Less: accumulated amortization	(8,316)	(11,952)
Net identifiable intangible	$17,469	$13,833

Amortization of intangibles for the years ended December 31, 2008 and 2007 was $3.6 million and $3.7 million respectively.

 The projected amortization for the next four years of identifiable intangible assets recorded as of December 31, 2008 is as follows (in thousands):

2009	3,223
2010	2,715
2011	176
2012	147

10

REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

The Company reviews its intangible assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. The Company assesses the recoverability of intangible assets using estimated undiscounted cash flows and the estimated fair value of the asset in an arms-length sale transaction. The Company also obtains evidence of the fair value of its identifiable intangible assets and compares the fair values with the carrying amount of such assets.  Based on the foregoing factors, if the Company concludes that an impairment of intangible assets has occurred, an impairment write-down is recorded.

Deferred Financing Fees

In June 2007, the Company incurred $3.4 million of costs related to debt refinancing.  These costs are being amortized to expense on a straight-line basis over four years, based on the respective debt term.  The unamortized deferred financing fees of $3.1 million related to the original debt was charged to expense during June 2007.

Goodwill

The Company records as goodwill the excess of purchase price over the fair value of the tangible and identifiable intangible net assets acquired, net of the liabilities assumed.  Based on SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill is not amortized, but is tested for impairment using a two-step process which is performed annually, as well as when an event triggering impairment may have occurred.  The first step tests for impairment on an undiscounted cash flow basis, while the second step, if necessary, measures the impairment based on fair value.  Management has determined that goodwill has not been impaired as of December 31, 2008 and 2007.

Recent Accounting Pronouncements

Except as discussed below, the Company does not expect the impact of the future adoption of recently issued accounting pronouncements to have a material impact on the Company’s financial statements.

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements,” which is effective for calendar year companies on January 1, 2008. The Statement defines fair value, establishes a framework for measuring fair value in accordance with Generally Accepted Accounting Principles, and expands disclosures about fair value measurements.  The Statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”), which delays the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on at least an annual basis, until fiscal years beginning after November 15, 2008.  The Company believes that the adoption of SFAS 157 will not have a material impact on the consolidated results of operations and financial condition.

11

REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financials Liabilities — Including an Amendment of FASB Statement No. 115”. This standard permits measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective as of the beginning of the fiscal year that begins after November 15, 2007. The Company has elected not to adopt the fair value option of SFAS No. 159.

In May 2007, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (“FSP”) FIN 48-1 an amendment to FIN 48. FIN 48-1 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109.  This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The Company has elected to defer the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as permitted, until fiscal years beginning after December 15, 2008.  FIN 48 requires entities to evaluate, measure, recognize and disclose any uncertain income tax positions taken on their respective returns.  Management is currently evaluating the impact of FIN 48 on its financial statements.  Until it adopts FIN 48, the Company accounts for any uncertain tax positions in accordance with FASB Statement No. 5, “Accounting for Contingencies”, which is the governing standard for recognition of tax-related contingencies. The Company does not believe that adoption of FIN 48-1 will have a material effect on its financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) (SFAS 141R), “Business Combinations.” SFAS 141R replaces SFAS No. 141, “Business Combinations.” SFAS 141R establishes principles and requirements for how an acquirer, a) recognizes and measures the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, b) recognizes and measures the goodwill acquired and c) determines what information to disclose. SFAS 141R also requires that all acquisition-related costs, including restructuring, be recognized separately from the acquisition. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This Statement eliminates adjustments to goodwill for changes in deferred tax assets and uncertain tax positions after the acquisition accounting measurement period (limited to one year from acquisition), including for acquisitions prior to adoption of SFAS 141R.

12

REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

3.	Fixed Assets

Capitalized software purchased or developed for internal use is classified within fixed assets.  Fixed assets consist of the following:

	December 31,	December 31,
	2007	2008
	(in thousands)
Computer equipment and capitalized software	$5,175	$6,085
Furniture and fixtures	263	294
Office equipment	172	930
Leasehold improvements	1,648	1,686
	7,258	8,995

Less: accumulated depreciation and amortization	(3,490)	(4,809)
Fixed assets, net	$3,768	$4,186

Depreciation and amortization expense of fixed assets was $1.5 million and $1.1 million for the years ended December 31, 2008 and 2007, respectively.

4.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	2007	2008
	(in thousands)
Trade accounts payable	$753	$1,143
Accrued compensation and benefits	3,703	2,764
Accrued registry fees and related costs	3,278	3,364
Management fees payable	585	1,434
Interest payable	414	392
Accrued advertising expense	1,963	825
Accrued professional fees	332	285
Fixed assets	1,386	27
Other	1,777	2,299
	$14,191	$12,533

5.	Investments

Other investments at December 31, 2008 and 2007 were valued at $1.5 million and $1.8 million, respectively.  For both 2008 and 2007, other investments included an investment in Afilias USA, Inc., a domain registry, valued at $1.5 million.  For 2007, the Company also had an investment in Hostopia.com, a provider of private label wholesale hosting and e-mail application services, valued at $0.3 million. This investment was redeemed during November 2008.  These investments were recorded at their respective fair values at the time the Company was acquired and the Company has continued to use such amounts as its cost basis subsequent to such date.  The Company has evaluated its investments and believes they are recoverable.  These investments are carried on the cost method and no impairment has been recorded.

13

REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

6.	Term Loan Payable and Other Financing Arrangements

Term Loan Payable

On November 3, 2005, the Company entered into a financing agreement, providing for a term loan in the aggregate amount of $51 million and a revolving credit facility of $10 million.  In July 2006, the Company amended the financing agreement.  The term loan was increased to $80 million and the revolving credit facility was reduced to $5 million.  In June 2007, the Company amended the financing agreement. The term loan was increased to $120 million.  The amended term loan is repayable in quarterly installments commencing September 15, 2007 with the final payment due on June 26, 2011. Total principal payments in 2008 and 2007, (including the original term loan and both of the amended term loans) were $4.5 million and $6.1 million, respectively.  In addition, the Company is required to make other principal payments when the Company receives certain non-routine cash receipts, and the Company is required to make an annual principal payment equal to "50% of Excess Cash Flow", as defined in the loan agreement.  As of December 31, 2008, total principal payments of $5.0 million due within the next twelve months are classified as current, and the balance of the outstanding term loan is classified as noncurrent.  The Company has the option to choose an interest rate either based on a prime plus prime rate margin or LIBOR rate plus a LIBOR margin as defined in the loan agreement.  As of December 31, 2008, the LIBOR margin was 4.75 percentage points.  The Company may choose a LIBOR rate based on a period from 30 days to 180 days.  A portion of the term loan bears interest at prime rate plus a prime rate margin as defined in the loan agreement.  As of December 31, 2008, such prime rate margin was 3.25 percentage points.  As of December 31, 2008 and 2007, the interest rate on the term loan was 6.19% and 9.72%, respectively.  Interest is payable at the end of each interest period, or quarterly if the interest period exceeds 90 days.  The loan is secured by all of the Company’s assets.

The loan agreement contains covenants, which require the Company to maintain certain levels of earnings and financial ratios, and also impose restrictions on annual capital expenditures.

Revolving Credit Facility

The Company has a $5 million revolving credit facility, including a sublimit for letters of credit not to exceed $2 million, from the same lenders who provided the Term Loan.  The Company has the option to choose an interest rate either based on a prime plus prime rate margin or LIBOR rate plus a LIBOR margin as described above.  The revolving credit facility expires when the Term Loans mature.  As of December 31, 2008 and 2007 no amounts had been borrowed under the revolving credit facility.

RCOM Cayman has guaranteed the term loan and revolving credit facility.

In March 2008, the Company entered into an agreement with the Province of Nova Scotia.  This agreement provides for a non-interest bearing loan as an incentive to assist the Company in recruiting and training employees located in Canada.  The Company is eligible to receive advances in two installments up to $1.1 million Canadian dollars. The investment incentive commences on January 1, 2008 and terminates on December 31, 2012.  The loan is non repayable during its term.  The Company is eligible to earn forgiveness on the loan provided that the Company maintains a minimum number of existing and new employment positions at certain dollar amounts.  The loan is forgivable on a pro-rated basis as the minimum targets are achieved.  If the maximum targets are not achieved by the end of the loan term the portion repayable is due March 31, 2013.  The forgivable amount is calculated on a monthly basis and is recorded as a reduction to expense.  In August 2008, the Company received $0.5 million Canadian dollars.  For the year ended 2008, no amount was deemed forgivable.

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REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

7.  Stockholders’ Equity

Distributions

During June 2007, the Company made a distribution to its member in the amount of $41.4 million.

8.  Unit Appreciation Rights Plan

On February 16, 2006, the Company’s Board of Directors approved participation by the Company in the RCOM Cayman Unit Appreciation Rights Plan.  Under the plan, employees or consultants may be granted awards to receive the economic equivalent of appreciation on the RCOM Cayman units upon the occurrence of a Recapitalization or Trigger Event, as defined in the plan.  The award strike price and appreciation of any award are determined by the Company’s Board of Directors.

Vesting of the units is defined in the award holder’s grant notice.  For initial grants, vesting occurs over four years, with the first 25% of the units vesting twelve months after grant date, and the remaining 75% of the units vesting quarterly over the next twelve quarters.  For employees or consultants hired prior to December 1, 2005, the vesting commencement date is December 1, 2005.

Under the plan, no payments to any award holder may be made until the aggregate distributions paid to the partners of RCOM Cayman equal the sum of the partners’ initial capital contributions of $74.4 million plus a return of 8% per annum on such contributions (less any previous return of capital).  The aggregate distributions plus the return of 8% was repaid during September 2006.  In July 2007 the Company made unit appreciation rights distributions to award holders aggregating $0.3 million, which was charged to expense.

In June 2007, the board approved payment of unvested unit appreciation rights as of June 26, 2007 to be paid out in two installments, half in June 2009 and the other half at the time of a change of control or initial public offering.  Award holders have to be currently employed with the Company to receive the payout.  On a monthly basis, the Company is recording an expense equal to the payout in 2009.  For the years ended 2008 and 2007, this amount totaled $0.1 million and $0.2 million respectively.

Because the awards are subject to performance conditions, except for the aforementioned, the Company will not record an expense charge under the plan until either a Recapitalization or Trigger Event becomes probable.

9. Employee Benefit Plan

The Company makes available a 401(K) retirement plan to its employees based in the United States.  Employees may contribute up to 20% of their compensation (as defined in the plan) up to the statutory maximum amount in each calendar year.  The plan is “qualified” under IRS regulations.  The Company contributes 50% of the first 6% of compensation contributed by an employee.  For each year ended December 31, 2008 and 2007, the total expense for such Company contributions was $0.2 million.

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REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

Starting in 2008, the Company makes available a Group Registered Retirement Savings Plan (RRSP) to its employees in Canada based on the following eligibility: entry level employees can join six months after their hire date, with employer contributions starting after one year of service; non-entry level employees can join upon hire with employer contributions beginning after six months.  The Company will match 50% of employee contributions based on years of service as follows:

Years of service	Employee contributions	Employer contributions
0 – 2.99	2% of base salary	1% of base salary
3 – 5.99	4% of base salary	2% of base salary
6 or more years of service	6% of base salary	3% of base salary

For the year ended December 31, 2008 the total expense for such Company contributions was $0.1 million CDN.

10. Related Party Transactions

Employment Agreement

In connection with an employment agreement (“Agreement”) with the Company’s Chief Executive Officer, the Company loaned such officer $350,000 during 2006 and an additional $350,000 during 2007.  The loans bear interest at the then long-term applicable federal rate of 4.9% and mature ten years from the date of issuance.  The loans are shown on the balance sheets as an increase in Member’s deficit because the presumption of actual cash repayment in full settlement of the obligation is not assured.

The agreement provides for certain minimum levels of base salary, bonuses and other amounts of contingent compensation to be earned, all of which are defined in the Agreement.

Management Fees

           The Company has entered into an agreement with Vector Capital Group (an affiliate) effective November 3, 2005 pursuant to which the Company has agreed to pay management fees of $1.5 million per year.  However, the Term Loan contains restrictions which provide that if the Company’s EBITDA (as defined in the Term Loan) for any calendar quarter is less than $2.0 million, the management fees for such quarter are limited to $0.2 million.  The amount accrued as of December 31, 2008 and 2007 was $1.4 million and $0.6 million, respectively.  For each of the years ended December 31, 2008 and 2007 the management fee expense was $1.5 million.

In June 2007, the Company paid Vector Capital Group (an affiliate) a $1.9 million refinancing fee, which was charged to operations during 2007.

Due from Affiliate

During 2007, the Company advanced to an affiliate $1.7 million. Such amount is non-interest bearing and is not anticipated to be repaid prior to 2009.

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REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

11. Income Taxes

Income Taxes

Register.com, Inc. has made tax elections to have its Canadian subsidiary consolidated for U.S. income tax purposes.  Canadian income included in the United States tax return amounted to $1.3 million and $1.1 million, for December 31, 2008 and 2007, respectively.  Register.com Inc. has a Canadian subsidiary.  The Company’s consolidated income tax provision includes a provision for foreign income taxes on income of the Canadian subsidiary.  Register.com Investment Cooperatie U.A. did not have any income in either 2008 or 2007, and accordingly, no foreign income tax has been provided.

The provision (benefit) for income taxes related to continuing operations for the years ended 2007 and 2008 was as follows:

	Year-Ended
	2007	2008
	(in thousands)
Current Provision:
Federal	$2,755	$4,819
State	1,358	1,083
Foreign	500	400
Total Current	4,613	6,302
Deferred Provision:
Federal	(5,188)	(3,712)
State	(2,343)	(784)
Total Deferred	(7,531)	(4,496)
Total Income Tax Provision (Benefit)	$(2,918)	$1,806

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REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

The components of the net deferred tax asset (liability) were as follows:

	December 31, 2007	December 31, 2008
	(in thousands)
Deferred Tax Asset :
Deferred revenue	$10,407	$14,944
Other	312	172
	10,719	15,116

Deferred Tax Liabilities:
Intangible assets	$7,480	$5,682
Prepaid domain name registry fees	2,406	4,012
Investments	543	442
Deferred commission	338	528
Depreciation and amortization	194	198
Other	43	43
	11,004	10,905
Net Deferred Tax (Liability) Asset	$(285)	$4,211
Current Deferred Tax Asset	$4,371	$5,361
Non-Current Deferred Tax Liability	$(4,656)	$(1,150)

The effective tax rate is different from the federal statutory tax rate, primarily relating to non deductibility of interest expense and state and local income taxes.

12. Contractual Obligations

Operating Leases

The Company leases office facilities under non-cancelable operating leases expiring through 2013.  Future minimum lease payments are as follows:

Years Ending December 31,	(in thousands)
2009	$1,116
2010	829
2011	629
2012	108
2013	47
Total Minimum Payments	$2,729

Rent expense for the years ended December 31, 2008 and 2007, was $0.9 million and $0.7 million, respectively.

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REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

In August 2006 the Company subleased a portion of its headquarters office space to a third party.  The sublease expires in September 2009.  The Company remains liable under the lease.  The Company received $0.1 million and $0.2 million in sublease income in the years ended December 31, 2007 and 2008, and is entitled to receive $0.2 million in 2009.  The amounts in the above table have not been reduced by the anticipated sublease income.

During February 2009, the Company amended its operating lease for its headquarters office space for an additional two years.  The lease expires in September 2011 and future payments totaling $1.4 million are included in the future minimum lease schedule above.

13. Commitments and Contingencies

In November 2001, the Company, its Chairman, President, Chief Executive Officer and former Vice President of Finance and Accounting Richard D. Forman and its former President and Chief Executive Officer Alan G. Breitman (the “Individual Defendants”) were named as defendants in class action complaints alleging violations of the federal securities laws in the United States District Court for the Southern District of New York.  A Consolidated Amended Complaint, which is now the operative complaint, was filed in the Southern District of New York on April 19, 2002.

The purported class action alleges violations of Sections 11 and 15 of the Securities Act of 1933 (the “1933 Act”) and Sections 10(b), Rule 10b-5 and 20(a) of the Securities Exchange Act of 1934 (the “1934 Act”) against the Company and Individual Defendants.  The essence of the complaint is that defendants issued and sold the Company’s common stock pursuant to the Registration Statement for the March 3, 2000 Initial Public Offering (“IPO”) without disclosing to investors that certain underwriters in the offering had solicited and received excessive and undisclosed commissions from certain investors.  The complaint also alleges that the Registration Statement for the IPO failed to disclose that the underwriters allocated Company shares in the IPO to customers in exchange for the customers’ promises to purchase additional shares in the aftermarket at pre-determined prices above the IPO price, thereby maintaining, distorting and/or inflating the market price for the shares in the aftermarket.  The action seeks damages in an unspecified amount.

The action is being coordinated with approximately three hundred other nearly identical actions filed against other companies.  On July 15, 2002, the Company moved to dismiss all claims against it and the Individual Defendants.  On October 9, 2002, the Court dismissed the Individual Defendants from the case without prejudice.  This dismissal disposed of the Section 15 and 20(a) control person claims without prejudice, since these claims were asserted only against the Individual Defendants.  On February 19, 2003 the Court denied the motion to dismiss the complaint against the Company.  On December 5, 2006, the Second Circuit vacated a decision by the district court granting class certification in six of the approximately 300 nearly identical actions that are part of the consolidated litigation, which are intended to serve as test, or “focus” cases.  The plaintiffs selected these six cases, which do not include the Company. On April 6, 2007, the Second Circuit denied the petition for rehearing filed by the plaintiffs, but noted that the plaintiffs could ask the District Court to certify more narrow classes than those that were rejected.

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REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

Prior to the Second Circuit opinion, Plaintiffs, the Company and the majority of issuer defendants had submitted a settlement agreement to the district court for approval.  In light of the Second Circuit opinion, the parties agreed that the settlement agreement could no longer be approved. On June 25, 2007, the Court approved a stipulation filed by the plaintiffs and the issuers which terminated the proposed settlement.  On August 14, 2007, the plaintiffs filed amended complaints in the six focus cases. The amended complaints include a number of changes, such as changes to the definition of the purported class of investors and the elimination of the individual defendants as defendants.  The six focus case issuers and the underwriters named as defendants in the focus cases filed motions to dismiss the amended complaints against them on November 14, 2007.  On September 27, 2007, the plaintiffs filed a motion for class certification in the six focus cases.  On March 26, 2008, the District Court dismissed the Section 11 claims of those members of the putative classes in the focus cases who sold their securities for a price in excess of the initial offering price and those who purchased outside the previously certified class period.  With respect to all other claims, the motions to dismiss were denied.  On October 10, 2008, at the request of Plaintiffs, Plaintiffs’ motion for class certification was withdrawn, without prejudice.

The Company cannot predict whether it will be able to renegotiate a settlement that complies with the Second Circuit’s mandate.  In the event that the Company is found liable, the Company is unable to estimate or predict the potential damages that might be awarded, whether such damages would be greater than the Company’s insurance coverage, and whether such damages would have a material impact on the Company’s results of operations or financial condition in any future period.  The Company intends to vigorously defend the lawsuit.

There are various other claims, lawsuits and pending actions against the Company incidental to the operations of its business.  Although the Company can provide no assurances, it is the opinion of management, after consultation with counsel, that the ultimate resolution of any claims, lawsuits and pending actions to which the Company is subject will not be material to the Company and will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Potential Credit Card Penalties

Starting June 30, 2005, Visa instituted a penalty program in connection with its mandatory compliance program that requires merchants and others who store or transmit cardholder data on behalf of the merchant to adhere to the Payment Card Industry (PCI) Data Security Standards.  These standards are intended to ensure that cardholder data is appropriately protected at all points within the course of a transaction.  The Company has engaged the services of a third-party expert to review its cardholder data security standards and, based on this review and a self-audit the Company performed, the Company has determined that it is in compliance with these requirements as of December 31, 2008 and 2007.  If the Company falls out of compliance, it may be subject to certain penalties, including fines starting at $50,000 for the first month of non-compliance and increasing thereafter.  Furthermore, even if the Company is in compliance with the standards but its systems nevertheless experience (i) a suspected or confirmed loss or theft of any Visa transaction information, and it fails to notify Visa, the Company would be subject to a penalty of $100,000 per incident or (ii) a violation that presents immediate and substantial risks to Visa and its members, the Company would be subject to additional fines in amounts that have not been announced.

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REGISTER.COM INVESTMENT COOPERATIE U.A.
Notes to Consolidated Financial Statements

MasterCard and American Express have instituted a similar compliance program which required compliance starting January 1, 2005.  The Company believes that it is in compliance with MasterCard’s and American Express’ data security standards as of December 31, 2008 and 2007, respectively.

Most other major credit card companies have instituted similar compliance programs.  However, to management’s knowledge, with the exceptions of Visa, MasterCard, and American Express no other credit card association has announced any penalties for non-compliance.

EU Value-Added Taxes

On July 1, 2003, EU member states were required to implement a directive requiring non-EU providers of electronically supplied services to private individuals and non-business organizations in the EU to impose value-added taxes (VAT) on such services.  This directive has now been implemented in all original EU member states and most of the newly admitted EU member states.  The Company understands that some EU member states have commenced their enforcement efforts in this area.  If it were determined that one or more of the Company’s products and services are subject to this directive, the Company would not be in compliance with this directive and, as a result, it may be subject to enforcement proceedings relating to claims for VAT dating back to July 1, 2003, plus interest and/or penalties, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Commitments

The Company is committed under an agreement with an Internet Service Provider (ISP) for space power and connectivity for some of its servers over a two year period.  The Company is also committed under an agreement with a hosting service provider over a three year period.  In addition, the Company is committed under agreements with telecommunications carriers to make payments for a minimum number of minutes of usage and to pay for monthly Internet service to be provided at certain minimum speeds. These contracts expire through 2011.

Future payments are as follows:

Years Ending December 31,	(in thousands)
2009	$1,170
2010	672
2011	92
Total Minimum Payments	$1,934

14. Discontinued Operations

On May 3, 2006, the Company sold its corporate services division to a third party.  The Company recorded a pre-tax gain on sale of $7.6 million.  During 2007, the Company recorded an additional tax provision, in the amount of $1.8 million, related to the tax gain on the disposition.

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